SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2008

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-154718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

423.855.0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 7, 2008 (the “Effective Date”), Meridian Mall Limited Partnership, as Borrower, CBL & Associates Limited Partnership, as Guarantor, and CBL & Associates Properties, Inc., as Parent (collectively the “Company”), entered into a Loan Agreement (the “Agreement”) with Wells Fargo Bank, National Association, as administrative agent. Under the Agreement, the Company borrowed $40.0 million (the “Loan”) for the purpose of refinancing Meridian Mall.  The Loan amount may increase up to a total of $82.9 million as additioanl participants are secured.

Under the terms of the Agreement, the Loan matures on November 7, 2010 (the “Maturity Date”). The Company can extend the Maturity Date by up to one period of one year and must pay an extension fee equal to fifty basis points (0.50%) of the then outstanding principal amount. The Loan will bear interest at the London Interbank Offered Rate, as defined in the Agreement (“LIBOR”), plus three hundred basis points (3.00%). Should the Company exercise its option to extend the Loan, the interest rate during the extension period will increase to LIBOR plus three hundred fifty basis points (3.50%).  All accrued and unpaid interest on the outstanding principal amount of the Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance the Loan is due and payable in full. The Agreement does not permit the Company to make voluntary prepayments on the Loan prior to November 7, 2009. The Agreement does permit voluntary prepayments with a prepayment fee of twenty-five basis points (0.25%) of the then outstanding principal balance from November 7, 2009 up to April 30, 2010. Thereafter, the Agreement permits voluntary prepayments with no prepayment fee.

The Agreement contains default provisions customary for transactions of this nature. Should the Company default under the Agreement, such default could result in defaults under: (i)the First Amendment to the Amended and Restated Unsecured Credit Agreement by and among the Company, and Wells Fargo Bank, National Association, et al., dated as of November 30, 2007 (included as an exhibit to the Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 29, 2008), (ii) the Sixth Amendment to Sixth Amended and Restated Credit Agreement between CBL & Associates Limited Partnership and Wells Fargo Bank, National Association, et al., dated as of November 30, 2007 (included as an exhibit to the Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 29, 2008), (iii) the Unsecured Credit Agreement by and among the Company, Wells Fargo Bank, National Association, et al., dated as of November 30, 2007 (disclosed by the Registrant in the Current Report on Form 8-K filed with the SEC on December 6, 2007, and included as an exhibit to the Annual Report on Form 10-K filed with the SEC on February 29, 2008) and (iv) the Unsecured Term Loan Agreement by and among the Company, and Wells Fargo Bank, National Association, et al., dated as of April 22, 2008 (disclosed by the Registrant in, and included as an exhibit to, the Quarterly Report on Form 10-Q filed with the SEC on August 11, 2008.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

10.24         Loan Agreement by and among Meridian Mall Limited Partnership, as Borrower, CBL & Associates  Limited Partnership, as Guarantor, and CBL & Associates Properties, Inc., as Parent, and Wells Fargo Bank, National Association, as administrative agent, et al.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy

_______________________________

John N. Foy

Vice Chairman,

Chief Financial Officer and Treasurer

Date: November 13, 2008

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